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                                     Contact:  Randall Oliver (SMF - media)
[LOGO OF SMART & FINAL]                        (323) 869-7607
         NEWS                                  randall.oliver@smartandfinal.com
                                               --------------------------------

                                               Richard Phegley (SMF - investors)
                                               (323) 869-7779
                                               rick.phegley@smartandfinal.com

                                               Bob Eichinger (GFS)
                                               (616) 717-4376
                                               beichinger@gfs.com
                                               ------------------


                  SMART & FINAL SIGNS LETTER OF INTENT TO SELL
                    FLORIDA OPERATIONS TO GORDON FOOD SERVICE

LOS ANGELES, June 5, 2003 - Smart & Final Inc. (NYSE - SMF) today announced it has signed a letter of intent to sell its Florida foodservice direct delivery and stores businesses to Gordon Food Service (GFS), the largest, privately held foodservice distributor in North America. The transaction is subject to the negotiation of a definitive agreement and a number of conditions, including buyer's satisfaction with its due diligence investigations. Financial terms were not disclosed.

     "By selling our Florida operations, Smart & Final will be able to focus its management and capital resources on its core West Coast operations," said Ross Roeder, Smart & Final chairman and chief executive officer. "Although our Florida business has great potential, in today's tough competitive environment it is critical to focus all of our company's resources where they will provide the highest possible return."

     "GFS enjoys a well-deserved reputation as a premier foodservice operator and is one of the few companies in North America that operates both stores and foodservice direct delivery businesses. Because of its foodservice expertise and proven track record, GFS is uniquely positioned to succeed with an integrated approach to the Florida foodservice market," Roeder said.

     Dan Gordon, GFS President and CEO said, "Smart & Final's Florida businesses are a great fit with our existing operations and provide us a strategic entry into the Florida market, which historically has been one of the strongest foodservice markets in the United States. The Florida team is experienced and shares many of the values upon which Gordon Food Service was founded."

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Smart & Final
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     Gordon Food Service is a 106-year-old family-owned and managed, broadline foodservice distributor based in Grand Rapids, Michigan. The company's distribution network services more than 30,000 customers with more than 14,000 products. The company also operates 93 Marketplace retail stores in the Midwest. For more information, visit the company's website at www.gfs.com.

     Founded in 1871 in downtown Los Angeles, Smart & Final operates 242 non-membership stores for food and foodservice supplies and foodservice distribution companies located primarily in the western United States. For more information, visit the company's website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

     This Smart & Final press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management's belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company's periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.